Exhibit 99.8

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (“Agreement”), dated as of November 25, 2014, is between BLUE EARTH, INC., a Nevada corporation (the “Company”), and the Jackson Investment Group LLC, a Georgia limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue and sell to the Purchaser restricted shares of the Company’s common stock, par value $.001 per share (the “Common Stock”); and

WHEREAS, the Purchaser desires to purchase and subscribe for shares of Common Stock, subject to the terms and conditions and for the consideration set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the Company and Purchaser hereby agree as follows:

Section 1.            Authorization, Purchase and Sale of the Shares.  Subject to the terms and conditions set forth herein, at the closing of the issuance and purchase of the Common Stock, the Purchaser shall pay to the Company an aggregate amount equal to $10,000,000 (the “Purchase Price”) and the Company shall deliver to the Purchaser one or more stock certificates representing 10,000,000 shares of Common Stock (the “Shares”).  Any required federal, state and local transfer taxes, if any, shall be paid by the Company.

Section 2.            Closing.  Subject to the terms and conditions herein, the closing for the Shares shall take place at the offices of the Company, on or prior to November 26, 2014, as shall be mutually agreed upon by the Company and the Purchaser (the “Closing”).  The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of the close of business, 5:00 p.m., Pacific Time, on the date of the Closing (the “Closing Date”).

Section 3.            Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

i)           Corporate Status.  The Company and each of the Company’s Subsidiaries (as hereinafter defined) (i) are duly organized, validly existing and in good standing under the laws of the state of their respective formation, (ii) have all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company or each of the Company’s Subsidiaries, as the case may be, and to carry on the business of the Company or each of the Company’s Subsidiaries, as the case may be, as it is now being conducted, and (iii) is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the character of the properties owned or leased by the Company or each of the Company’s Subsidiaries, as the case may be, and/or the nature of the activities conducted by the Company or each of the Company’s Subsidiaries, as the case may be, makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not prevent the Company from performing any of its material obligations under this Agreement and would not have a material adverse effect on the business, operations or financial condition of the Company and the Company’s Subsidiaries, taken as a whole (a “Material Adverse Effect”).

ii)          Capitalization.  The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to any existing equity incentive plan, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of the Common Stock is set forth on Schedule 3.2 hereto.  All outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable.  The Company or any of the wholly-owned Company’s subsidiaries (collectively referred to as the “Company Subsidiaries”), own all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Company or any of the Company Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any of the Company’s Subsidiaries or any lien, mortgages, pledge, assignment, security interest, easement or other encumbrance (“Lien”) created by or through the Company or any of the Company’s Subsidiaries.  Except as disclosed on Schedule 3.2 or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Company’s Subsidiaries, or arrangements by which the Company or any of the Company’s Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of the Company’s Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions).

iii)         Financial Statements.  The Company’s consolidated financial statements as of and for the year ended December 31, 2013 (the “2013 Financial Statements”) as contained in the Company’s Annual Report on Form 10-K, as amended, last filed with the Securities and Exchange Commission (“SEC”) on May 12, 2014 were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied at the times and during the periods involved, except as may be otherwise indicated in the 2013 Financial Statements or the notes thereto and fairly present in all material respects the consolidated financial position of the Company and the Company’s Subsidiaries as of the date thereof and the consolidated results of operations and cash flows for the year then ended.  The 2013 Financial Statements have been audited by HJ & Associates, LLC, the Company’s independent auditors.  The Company’s draft unaudited financial statements as of and for the nine months ended September 30, 2014 (the “2014 Financial Statements”) as contained in the Company’s quarterly report on Form 10-Q filed on November 14, 2014, were prepared in a manner consistent with the 2013 Financial Statements, except that the 2014 Financial Statements are not audited, may exclude or condense footnotes and are subject to normal year-end adjustments which would not be material (the 2014 Financial Statements together with the 2013 Financial Statements, are collectively referred to as the “Financial Statements”).  The Financial Statements fairly present in all material respects the consolidated financial position of the Company and the Company’s Subsidiaries as of the date thereof and the consolidated results of operations and cash flows for the year then ended.

iv)         Undisclosed Liabilities.  Neither the Company nor the Company’s Subsidiaries have any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the Company and the Company Subsidiaries, (ii) as disclosed in the Financial Statements; (iii) of a type disclosed

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in the Financial Statements as incurred in the ordinary course of business since the date thereof and not material to the Company and the Company Subsidiaries.

v)          Authority and Enforceability.   The Company has the corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby (collectively, the “Transaction Documents”), and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement and the other Transaction Documents constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

vi)         Consents and Approvals.  The execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the Company of its obligations hereunder and thereunder, will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, other than in connection with state securities or “blue sky” laws (the “Blue Sky laws”), which have been duly filed, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Company from performing any of its material obligations under this Agreement or the other Transaction Documents and would not have a Material Adverse Effect.

vii)        No Conflict.   The execution, delivery and performance of this Agreement or the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or an event which with the giving of notice or lapse of time, or both, would become a default under), the Certificate of Incorporation or the By-laws of the Company or any contract or agreement to which the Company or any of the Company Subsidiaries is a party or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of the Company Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of the Company or any of the Company Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of such assets or properties is bound.

viii)       Litigation.   Except as set forth on Schedule 3.8, there is no claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, without independent investigation (“Knowledge”), threatened against the Company or any of the Company Subsidiaries, or against any officer, director or employee of the Company or any such Company Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of the Company Subsidiaries is a party to or subject to the provisions of, any order, writ,

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 injunction, judgment or decree of any court or any nation or government or any federal, state, provincial or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization (“Governmental Authority”).

ix)         Taxes.    Each of the Company and the Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and the Company Subsidiaries each has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Company Subsidiary has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.  Except for sales tax audits undertaken by state taxing authorities in the ordinary course of business, neither the Company nor any of the Company Subsidiaries is the subject of any pending or, to the Company’s Knowledge, threatened, inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction or any other Governmental Authority.

x)          Extent of Offering.   Subject to the truth and accuracy of the Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares hereunder are exempt from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) and are exempt or the Company has complied with registration requirements of each state’s Blue Sky laws where the Shares have been or may be offered or sold, and the Company will not take, or fail to take, any action hereafter that would cause the loss of such exemption or registration.

3.11      Registration Rights;  Rights of Participation.  Except as contemplated by  Schedule 3.11 and Section 7 hereunder, (A) the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Securities and Exchange Commission (the “SEC”) or any other Governmental Authority which has not been satisfied in full or waived on or prior to the date hereof and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company as a result of the transactions contemplated by this Agreement.

3.12      Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the Knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit.  The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.13      Environment.  The Company and the Company Subsidiaries have no liabilities under any federal, state, provincial, local or foreign law, statute, code or ordinance, rule or regulation, permit, order, decree, judgment or injunction issued, promulgated, approved or

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entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials (“Environmental Law”), nor, to the Company’s Knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of the Company Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.14      SEC Reports: Financial Statements.  Since September 2010 through the date of this Agreement, the Company has timely filed or furnished (when taking into account timely extension filings) all forms, reports (including the audited and unaudited consolidated financial statements and the related notes thereto), statements, certifications and other documents required to be filed or furnished by it with or to the SEC (collectively, the “SEC Reports”), all of which have complied, as to form, as of their respective filing dates or, if amended, as of the date of the last such amendment, in all material respects with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and, in each case, the rules and regulations of the SEC promulgated hereunder.  None of the SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.15      Insurance.  The Company maintains insurance for itself and the Company Subsidiaries in such amounts and covering such losses and risks as are reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged. As of the date hereof and as of the Closing Date, no notice of cancellation has been or will be received for any of such policies and the Company is and will be in compliance in all material respects with all of the terms and conditions thereof.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost.

3.16      Investment Company Status.  The Company is not, and immediately after the Closing will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.17      Transfer Taxes.  No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Shares, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

3.18      Embargoed Person.  None of the funds or other assets of the Company or the Company Subsidiaries shall constitute property of, or shall be beneficially owned, directly or
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indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Shares are or would be in violation of law.  No Embargoed Person shall have any interest of any nature whatsoever in the Company or any Company Subsidiary with the result that the investments evidenced by the Shares are or would be in violation of law.  None of the funds or other assets of the Company or the Company Subsidiaries shall be derived from any unlawful activity with the result that the investments evidenced by the Shares are or would be in violation of law.

3.19      Fees.  Except as set forth on Schedule 3.19, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.  The Company will indemnify and hold harmless the Purchaser from and against any claim by any Person alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby arising from any action by the Company.

3.20      Disclosure.  The representations, warranties and written statements contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to the Purchaser by the Company pursuant to this Agreement and the other Transaction Documents do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.  The Company acknowledges that the Purchaser is relying on the representations, acknowledgments and agreements made by the Company in this Section 3.20 and elsewhere in this Agreement in making decisions concerning the Shares.

3.21      Transactions with Interested Persons.  No officer, director or employee of the Company or any of the Company Subsidiaries is or has made any arrangements with the Company or any of the Company Subsidiaries to become a party to any transaction with the Company or any Company Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.            Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

4.1        Status.  The Purchaser is a Georgia limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia with full power and authority to execute, deliver and perform its obligations under this Agreement.

4.2        Authority for Agreements.  The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions

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contemplated hereby have been duly authorized by all necessary action on the part of Purchaser.  This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

4.3        Information.   The Company has, prior to the Closing, provided the Purchaser with information regarding the business, operations and financial condition of the Company and has, prior to the Closing, granted to the Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company sufficient in order for the Purchaser to make an informed decision with respect to its investment in the Shares.  Neither such information nor any other investigation conducted by the Purchaser or any of its representatives shall modify, amend or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.  The Purchaser acknowledges that the representations and warranties of the Company set forth in this Agreement are the only representations and warranties of the Company on which the Purchaser may rely in connection herewith.

4.4        Fees.  Purchaser has not agreed to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

4.5        No Governmental Review.   The Purchaser understands that no U.S. federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon the accuracy of any information provided to the Purchaser or made any findings or determinations as to the merits of the sale of the Shares.

4.6        Consents and Approvals.   The execution and delivery of this Agreement by the Purchaser does not, and the performance by the Purchaser of Purchaser’s obligations hereunder will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of the Purchaser’s material obligations under this Agreement.

4.7        No Conflicts.   The execution, delivery and performance of this Agreement by the Purchaser and the other agreements and documents to be executed, delivered and performed by the Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby by the Purchaser do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or event which with the giving of notice or lapse of time, or both, would become a default under) the Articles of Organization or Operating Agreement of the Purchaser, any other organizational instrument (if the Purchaser is a legal entity other than a limited liability company), or, except as would not prevent the Purchaser from performing any of the Purchaser’s material obligations under this Agreement and would not have a material adverse effect on the business, operations or financial condition of the Purchaser, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award

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applicable to the Purchaser or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser is a party or by which any of such assets or properties is bound.

4.8         Source of Funding; Identity.  The source of payment for the Shares is Purchaser’s own account and Purchaser acknowledges, understands, covenants and agrees that that the Company may require additional information regarding (i) the source(s) of the payment for the Shares and (ii) any and all information with respect to the identity of the Purchaser in order to facilitate the Company’s compliance with the U.S. Government’s anti-money laundering policies and procedures as set out in the USA PATRIOT Act or otherwise.

4.9         Embargoed Person.  None of the funds or other assets of the Purchaser constitutes the property of, or shall be beneficially owned, directly or indirectly, by any Embargoed Person under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investments evidenced by the Shares are or would be in violation of law.  No Embargoed Person shall have any interest of any nature whatsoever in the Purchaser with the result that the investments evidenced by the Shares are or would be in violation of law.  None of the funds or other assets of the Purchaser is derived from any unlawful activity with the result that the investments evidenced by the Shares are or would be in violation of law.

4.10       Investment Intent.  The Purchaser is acquiring the Shares, if at all, for the Purchaser’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state Blue Sky laws; provided, however, that in making such representation, the Purchaser does not agree to hold the Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Shares at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition.

4.11       Investor Status. The Purchaser is an accredited investor as such term is defined under Regulation D promulgated pursuant to the Securities Act (“Regulation D”) for the reason(s) set forth in the representations and warranties of the Purchaser, and shall be true and correct as of the date of the Company’s execution of this Agreement and sale of the Shares to the Purchaser and shall survive the closing of such sale; and, if there should be any material change in such information prior to the sale to the Purchaser of the Shares, the Purchaser will as soon as reasonably practicable furnish such revised or corrected information to the Company.

    4.12       No Intent to Transfer.  The Purchaser is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

    4.13       Offering Exempt from Registration; Company’s Reliance.  The Purchaser

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acknowledges that:

4.13.1
The Company has advised the Purchaser that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration.

4.13.2	The Company’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the Purchaser’s representations contained herein.

4.13.3
As a result of such lack of registration, the Shares may not be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state Blue Sky laws.

4.13.4	The certificate(s) representing the Shares shall bear a restrictive legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

4.14         Sophistication of the Purchaser.  The Purchaser has evaluated the merits and risks of purchasing the Shares and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Shares, and is able to bear the economic risk of purchasing the Shares, including the possibility of a complete loss with respect thereto.

4.15         State of Residence or Principal Place of Business.  The address set forth in the Section 9 of this Agreement is the Purchaser’s true and correct principal place of business, and the Purchaser has no present intention of becoming a resident of, or relocating its principal place of business to, any other country, state or jurisdiction.

4.16         Non-Affiliate Status.  The Purchaser is not an officer, director or affiliate of the Company.

4.17         Fees.  The Purchaser is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection

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with the transactions contemplated hereby.  The Purchaser will indemnify and hold harmless the Company from and against any claim by any Person alleging that the Company is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby arising from any action by the Purchaser.

4.18         No General Solicitation.  The Purchaser has not received any general solicitation or general advertising regarding the purchase of the Shares.

Section 5.               Covenants and Agreements.  The parties hereto covenant and agree as follows:

5.1.           Ordinary Course.  From the date hereof until the Closing, the Company and the Company Subsidiaries shall (i) operate in the ordinary course of  business; (ii) use commercially reasonable best efforts to maintain intact and preserve the Company’s and the Company Subsidiaries’ present business organization, keep available to the service of their employees and preserve their relationship with customers, suppliers and others having business dealings with them; (iii), except as contemplated by any potential transactions described in Schedule 5.1, maintain all of the Company’s and the Company Subsidiaries’ material structures, equipment and other tangible personal property currently in use in good operating condition and repair, except for ordinary wear and tear and damage by unavoidable casualty; (iv) keep in full force and effect the Company’s and the Company Subsidiaries’ insurance comparable in amount and scope of coverage to insurance now carried by the Company and the Company Subsidiaries; (v) perform in all material respects all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business; (vi) conduct the business in such a manner so that the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closing Date; and (vii) not undertake to commit any act which would violate any of the representations and warranties set forth in Section 3 hereof without the written consent of the Purchaser, not to be unreasonably withheld, delayed or conditioned.

5.2           Survival.  All agreements, representations and warranties and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Agreement and the Closing.

5.3           Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares for the purposes of project financing and general working capital purposes.

Section 6                Conditions To Closing.

6.1.          Conditions To Purchaser’s Obligations at the Closing.  The Purchaser’s obligation to pay an aggregate amount of $10,000,000 and purchase the Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, on or prior to the Closing Date, of the following conditions:

6.1.1.           The representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the Closing Date.

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6.1.2.           The Company shall have delivered completed disclosure schedules as contemplated hereunder to the Purchaser.

6.1.3.           The Company shall have performed in all material respects all obligations required herein to be performed pursuant to this Agreement on or prior to the Closing.

6.1.4.           The Company shall have delivered to the Purchaser a certificate of a duly authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in this Section 6.1 have been satisfied.

6.1.5.           There shall have been no event or events which, in the aggregate, since the date hereof, have resulted in a Material Adverse Effect.

6.1.6.           Except as disclosed on Schedule 3.8 hereto, there shall have been no legal or other action or proceeding instituted which calls into question the validity or hinders the enforceability of this Agreement or the other Transaction Documents or any other agreement or transaction contemplated hereby or which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall not be pending or threatened by or before any governmental entity, tribunal, commission or court any action or proceeding seeking to restrain, enjoin, prohibit or invalidate the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

6.1.7.           The Purchaser shall have received from the Secretary of the Company a certificate having attached thereto copies of: (i) the Company’s Certificate of Incorporation as amended and in effect at the time of the Closing; (ii) the Company’s Bylaws as in effect at the time of the Closing; and (iii) resolutions approved by the Company’s Board of Directors, authorizing the transactions contemplated hereby.

6.1.8.            The Purchaser shall have received from the Company a good standing certificate with respect to the Company from the Nevada Secretary of State and the Company Subsidiaries from each applicable jurisdiction where such Company Subsidiary is incorporated, dated within ten (10) days before the Closing.

6.2.           Conditions To Company’s Obligations at the Closing.  The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction or waiver in writing, on or prior to the Closing, of the following conditions:

6.2.1           The representations and warranties made by the Purchaser in Section 4 shall be true and correct in all material respects as of the Closing Date.

6.2.2           The Purchaser shall have performed in all material respects all obligations herein required to be performed by the Purchaser on or prior to the Closing.

6.2.3           There shall have been no legal or other action or proceeding instituted which calls into question the validity or hinders the enforceability of this Agreement or any other agreement or transaction contemplated hereby, and there shall not be pending

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or threatened by or before any governmental entity, tribunal, commission or court any action or proceeding seeking to restrain, enjoin, prohibit or invalidate the consummation of the transactions contemplated by this Agreement.

Section 7.               Registration Rights.  On and after the Closing, Purchaser shall have registration rights with respect to the Shares (hereinafter referred to as “Registrable Securities”) in accordance with this Section 7.

7.1.          Required Registration:  No later than December 5, 2014, the Company  shall prepare and file with the SEC the Registration Statement covering the resale of all of the Registrable Securities which a Holder has requested to be included in such Registration Statement which offering shall be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-3 (or other applicable form at the discretion of the Company).  The Company shall cause the Registration Statement to be declared effective under the Securities Act promptly upon receipt of all SEC comments and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any volume or manner of sale restrictions pursuant to Rule 144 (the “Effectiveness Period”).

7.2           Piggyback Registrations.  Each time the Company proposes to register any of its equity securities (other than pursuant to a registration on Forms S-4, S-8 or similar registration forms (each, an “Excluded Registration”)) under the Securities Act for sale to the public (whether for the account of the Company or the account of any security holder of the Company) and the form of registration statement to be used permits the registration of Shares, the Company shall give prompt written notice to Purchaser (the “Piggyback Notice”) (which notice shall be given not less than 30 days prior to the effective date of such registration statement), which notice shall offer Purchaser the opportunity to include any or all of the Shares in such registration statement.  If Purchaser desires to have any or all of the Shares included in such registration statement, Purchaser shall so advise the Company in writing (stating the number of Shares desired to be registered) within twenty days after the giving of such notice from the Company.  Purchaser shall have the right to withdraw such request for inclusion of such Shares in any registration statement pursuant to this Section 7.2 by giving written notice to the Company of such withdrawal.  Subject to an underwriter’s limitation, the Company shall include in such registration statement all of such Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered in such registration statement.

7.3           Allowed Delay or Suspension.  Notwithstanding anything to the contrary herein, the Company may, at any time after the effective date of a Registration Statement under this Section 7, upon written notice to Purchaser, (i) delay the disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (an “Allowed Delay”), and (ii) suspend the availability of a Registration Statement if pursuant to applicable law it must file a post-effective amendment to such Registration Statement in connection with filing its Annual Report on Form

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10-K (an “Allowed Suspension”); provided, that (x) no Allowed Delay shall exceed ten (10) consecutive trading days or thirty (30) trading days in any period of three hundred sixty-five (365) days and (y) no Allowed Suspension shall exceed ten (10) consecutive trading days.

7.4            Rule 415 Registration Restrictions.  Notwithstanding the foregoing, nothing in this Section 7 shall require the Company to take any action that would not comply with Rule 415 in accordance with the applicable SEC interpretation of Rule 415 (“Rule 415”) under the Securities Act.  Accordingly, the Company shall have no obligation to take any action which is not permitted pursuant to the then current interpretation of the Staff of Rule 415 or any similar or corresponding rule or regulation under the Securities Act (the “Rule 415 Registration Restrictions”).  The parties agree that, in the event this Section 7 shall result in the Company having an obligation to register the Shares on any such date, in any such quantity, or in any other manner that would not comply with the Rule 415 Registration Restrictions, then such obligation shall be superseded, so as to not require the Company to take any action which is not in compliance with the Rule 415 Registration Restrictions.  If any Rule 415 Registration Restriction requires a limitation on the number of Registrable Securities permitted to be registered on a registration statement otherwise required to be filed by the Company hereunder, the Company shall file an additional registration statement within a reasonable period of time after the soonest date permitted by the Rule 415 Registration Restrictions covering the Registrable Securities excluded from such prior registration statement.   The foregoing shall apply only to the extent that Rule 415 is applicable to the offering and sale of the Shares.

7.5            Expenses of Registration.  All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to the Purchaser, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

7.6            Cooperation of the Purchaser.  The Company’s obligations to register the Registrable Securities of the Purchaser is subject to the Purchaser providing the Company with all information and documents that the Company may reasonably request in order to make all applicable disclosures in a registration statement (or prospectus made a part thereof) concerning the Purchaser, the Purchaser’s Registrable Securities and the proposed disposition thereof.

7.7            Indemnification.

7.7.1  Purchaser’s Indemnification.    In the event that any Registrable Securities are included in a registration statement under this Section 7, the Company shall indemnify and hold harmless the Purchaser, the officers, directors, managers, members, employees, agents and representatives of the Purchaser, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement under which such Registrable Securities were registered, including any preliminary prospectus

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or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will reimburse the Purchaser, and each such officer, director, manager, member, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses (promptly as such expenses are incurred) by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon (i) any omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that conforms in all material respects to written information furnished by such person expressly for use in such registration statement or (ii) a failure of such person to deliver or cause to be delivered the final prospectus contained in a registration statement and made available by the Company, if such delivery is required by applicable law.

7.7.2         Indemnification by the Purchaser.  In connection with any registration statement in which the Purchaser is participating, the Purchaser will furnish to the Company in writing such information with respect to the name and address of such holder of the Registrable Securities, each such holder’s proposed plan of distribution of such Registrable Securities and such other information as may be reasonably required for use in connection with any such registration statement and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers, each Person who controls the Company (within the meaning of the Securities Act) and the underwriter or underwriters of the offering subject to the registration statement against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in a registration statement or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement relates to any information with respect to the Purchaser so furnished in writing by such the Purchaser specifically for inclusion in any registration statement; provided, however, that the Purchaser shall not be liable in any such case to the extent that prior to the filing of any such registration statement or amendment thereof or supplement thereto, the Purchaser has furnished in writing to the Company information expressly for use in such registration statement or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

7.7.3           Conduct of Indemnification Proceedings. Any Person entitled to indemnification pursuant to this Section 7.7 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however,

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that the failure to give prompt notice shall relieve the indemnifying party of its obligations hereunder with respect to such claim only if, and only to the extent that, such failure to so notify the indemnifying party results in the forfeiture by the indemnifying party of rights and defenses otherwise available to the indemnifying party with respect to such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 7.7.3, the term “conflict of interest” shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.  The party that does not assume the defense shall be entitled to participate in such matter and to retain its own counsel at its own expense.  The party that assumes the defense shall use reasonable efforts to keep the other party reasonably apprised of the status of the defense of the matter.

7.7.4         Contribution.  If the indemnification from the indemnifying party provided for in this Section 7.7 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8.                   Indemnification.

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8.1          Indemnification Obligations of the Company.  The Company shall, indemnify, defend and hold harmless the Purchaser from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to: (i) any breach or inaccuracy of any representation or warranty made by the Company in this Agreement, whether such representation and warranty is made as of the date hereof or as of the Closing Date; or (ii) any breach of any covenant, agreement or undertaking made by any Company in this Agreement.  The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Purchaser described in this Section 8.1 as to which the Purchaser is entitled to indemnification are collectively referred to as “Purchaser Losses”.

8.2              Indemnification Obligations of the Purchaser.  The Purchaser shall indemnify and hold harmless the Company (the “Company Indemnified Parties”) from, against and in respect of any and all claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to: (i) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement,  whether such representation and warranty is made as of the date hereof or as of the Closing Date; or (ii) any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement.  The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Company Indemnified Parties described in this Section 8.2 as to which the Shareholder Indemnified Parties are entitled to indemnification are collectively referred to as “Company Losses”.  In no event shall Company Losses include consequential, indirect, speculative or special losses or damages of any kind.

8.3                      Indemnification Procedure.

8.3.1                      Promptly following receipt by an indemnified party (and “Indemnified Party”) of notice by a third party of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Purchaser Losses or any Company Losses (as the case may be), such Indemnified Party shall provide written notice thereof to the Purchaser or the Company, as the case may be (the “Indemnifying Party”); provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within ten (10) days thereafter assuming full responsibility for any Purchaser Losses or Company Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the

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event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 10-day period, then any Purchaser Losses or any Company Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred.  In any audit, investigation, action or proceeding for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such Party’s own expense.  The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

8.3.2                      No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of, or related to, such claim.  An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party from all liability arising out of, or related to, such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party.

8.3.3                      In the event an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a “Notice of Claim”).  Such Notice of Claim shall specify the basis for such claim.  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 8.3.3.  In the event the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Section 8 or the amount thereof, the claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined.  In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days following the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in

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 an amount equal to such claim as determined hereunder.

Section 9.               General Provisions.

9.1           Notices.  All notices and other communications required or permitted hereunder shall be in writing.  Notices shall be delivered personally, against written receipt therefor, via a recognized overnight courier (such as Federal Express, DHL, Airborne Express or U.S.P.S. Express Mail) or via certified or registered mail, return receipt requested.  Notices also may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices shall be addressed as follows:

If to the Company:	Blue Earth, Inc. 2298 Horizon Ridge Parkway Suite 205 Henderson, Nevada Facsimile: 702-263-1823 Telephone: 702*263*1808 Ext. 102 Attn: Johnny Thomas, CEO

with a copy to:	Davidoff Hutcher & Citron LLP 605 Third Avenue 34th Floor New York, New York 10158 Attn: Elliot Lutzker, Esq. Facsimile No.: (212) 286-1884

If to the Purchaser, to:	Jackson Investment Group LLC 2655 Northwinds Parkway Alpharetta, Georgia Facsimile: 678-485-5356 Telephone: 770-643-5605 Attn: Richard L. Jackson

with copy to:	Dennis J. Stockwell, General Counsel Jackson Healthcare Facsimile: 678-658-4521 Telephone: 770-643-5529

or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 9.1.  Each such notice, demand, request or other communication shall be deemed given (a) on the date of personal delivery, (b) on the first business day following (i) the date of delivery to the overnight courier, (ii) facsimile transmission or (iii) e-mail transmission, or (c) three business days following such mailing.

9.2           Severability.   If any term, provision, covenant or restriction of this Agreement is
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held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

9.3           Prior Agreements/Oral Modification.  This Agreement supersedes all prior agreements between the Company and Purchaser and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.  This Agreement may not be amended, modified in any manner or terminated orally or by course of conduct; and no amendment, modification or termination of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

9.4           Governing Law; Jurisdiction.  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Nevada without regard to the conflict of laws provisions thereof.  The parties hereto do hereby consent and submit to the venue and jurisdiction of the state and federal courts sitting in Las Vegas, Nevada, as the sole and exclusive forum for the enforcement of this Agreement.

9.5           Successors and Assigns; Assignment; No Third Party Beneficiary.  No assignment or transfer by the Company of any such party’s rights and obligations hereunder shall be made, except with the prior written consent of the Purchaser, in his sole and absolute discretion.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Purchaser.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or the Purchaser’s respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.6           Attorney’s Fees.  In the event of any litigation between the parties to this Agreement concerning the subject matters of this Agreement, each party shall be responsible for its attorney’s fees and costs, except as may be otherwise determined by a court of competent jurisdiction.

9.7           Proper Construction; Headings; Severability.  The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.  This Agreement has been subject to negotiations among all parties hereto and each party has been advised to seek such party’s separate counsel, and, as such, this Agreement shall be deemed prepared by both parties.  Any ambiguities shall not be deemed to be construed against either party hereto.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or

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unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.  As used in this Agreement, the term “or” shall be deemed to include the term “and/or,” the singular or plural number shall be deemed to include the other whenever the context so indicates or requires and the term “including” shall be deemed to mean “including without limitation”.

9.8           Waiver of Breach.  The waiver by any party of a breach of any provision of this Agreement by any other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

9.9           Counterparts; Faxed or E-Mailed Signatures.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

[Remainder of page intentionally left blank.  Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BLUE EARTH, INC.

By:
Name: Johnny Thomas
Title: CEO

JACKSON INVESTMENT GROUP LLC

By:
Name:
Title:

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SCHEDULE 3.2

BLUE EARTH, INC.

(CAP TABLE – 11.18.14)

The following is the cap table for Blue Earth, Inc. as of November 18, 2014.

Common Shares Outstanding -	83,293,454
Management & Consultant Warrants-	7,445,833
Class B Warrants @ $6.00-	8,521,654
Placement Agent Warrants-	115,931
Employee Options-	2,435,534

Total	101,812,406

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Schedule 3.8
Litigation

1.           Hawaii Solar Actions:  Blue Earth, Inc. (“Blue Earth”) is currently a party to an arbitration proceeding with the American Arbitration Association (“AAA”) against National Energy Partners (“NEP”) and its subsidiary Hawaii Solar, LLC as described in Blue Earth’s Quarterly Report on Form 10-Q for September 30, 2014 (September 30, 2014 Form 10-Q). Blue Earth withdrew its demand for arbitration without prejudice; however, Blue Earth is defending against counterclaims raised in the arbitration.  The arbitration proceedings are being stayed while Blue Earth pursues a civil action against NEP in Hawaii.

2.           Davis and Patalano. Blue Earth is currently a party to an AAA proceeding commenced by D. Jason Davis and Joseph Patalano, two consultants that have alleged that Blue Earth violated the “no disparagement” clause of their Consulting Agreement dated February 17, 2014 with Blue Earth.  They alleged that Blue Earth interfered with the ability of the Consultants to perform their consulting duties. Blue Earth alleges that the Consultants failed to perform consulting work as required and never intended to perform under the Consulting Agreement.

3.           Class Action.  A purported Class Action lawsuit, captioned Jordan Cianci individually and on behalf of all others similarly situated v. Blue Earth, Inc., Johnny R. Thomas [an executive officer], John Francis [a non-executive officer], and Brett Woodard [an executive officer] was filed in the U.S.D. Ct. for the Central District of California (Case No: 2:14-cv-082631).  The complaint is based, in large part, on the allegations contained in an anonymous article posted on October 21, 2014 on the website “SeekingAlpha.com”.  The Company has previously responded to the “SeekingAlpha” allegations in a press release dated October 21, 2014 and refuted the veracity of the claims made in the article.  The Company believes the claims contained in the complaint are without merit and will vigorously defend this matter.

4.           Broadway Family Group.  Broadway Family Group LLC, a terminated consultant to Blue Earth, has commenced a civil action in the District Court, Clark County, Nevada.  The consultant alleges that the consulting agreement with the Company was terminated without cause as alleged by the Company and that its 1,200,000 warrants to purchase common stock at $1.18 per share became fully vested.  The Company believes the claims in the complaint are without merit and will vigorously defend this matter.

5.           Shareholder Derivative Action.  On November 17, 2014, the members of the Board of Directors of Blue Earth were served with a demand letter from Anthony M. Santos, Esq., that was purportedly sent on behalf of the shareholders holding 15% of the issued and outstanding stock of the Company.  The letter alleges certain breaches of fiduciary duties by Blue Earth’s principals.  The Company believes that the claims are without merit and will vigorously defend this matter.

Schedule 3.11

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Registration Rights

PowerGenix Systems, Inc. was granted piggy back registration rights pursuant to the Equity Exchange Agreement, dated as of October 27, 2014.

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